        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER MULTI-STATE MUNICIPAL SERIES
        10f-3 transactions for the period April 1, 2000 - September 30, 2000


                                                                 TOTAL
                                                                 ISSUED/
                       DATE       PRICE   SHARES         % of    PRINCIPAL       PURCHASED
SECURITY               PURCHASED  SHARE   PURCHASED      Assets  AMOUNT          BY GROUP   BROKER(S)

Florida
Puerto Rico Infrastructure Financing Authority

                      09/28/00  $ 98.344 $1,000,000 4.14%  $1,037,750,000.00     0.19%    Goldman Sachs

New Jersey            09/28/00  $ 98.344 $4,000,000  2.80%  $1,037,750,000.00    0.10%    Goldman Sachs
Puerto Rico Infrastructure Financing Authority


f:\legal\ms_data\paraleg\10f-3\multi
